UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
February 13, 2017

VORNADO REALTY TRUST
(Exact Name of Registrant as Specified in Charter)

Maryland	No. 001-11954	No. 22-1657560
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

VORNADO REALTY L.P.
(Exact Name of Registrant as Specified in Charter)

Delaware	No. 001-34482	No. 13-3925979
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

888 Seventh Avenue New York, New York	10019
(Address of Principal Executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 894-7000

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 13, 2017, Vornado Realty Trust (“Vornado”) announced that Joseph Macnow, Vornado’s Executive Vice President – Finance and Chief Administrative Officer and its long-time Chief Financial Officer prior to 2013, will become Chief Financial Officer on an interim basis, effective February 15, 2017.  Mr. Macnow will serve in this role while Vornado conducts a search for a Chief Financial Officer.

Vornado also announced on February 13, 2017 that Stephen W. Theriot, Vornado’s Chief Financial Officer since 2013, will become Chief Financial Officer of JBG SMITH Properties, also effective February 15, 2017.  JBG SMITH will be a newly created, publicly traded company, following the spin-off of Vornado’s Washington, DC business and its combination with certain select assets of the JBG Companies. Mr. Theriot’s appointment was also announced on February 13, 2017 in a separate press release issued by the JBG Companies.

Further, Vornado also announced on February 13, 2017 that effective February 15, 2017, Matthew Iocco, Executive Vice President – Chief Accounting Officer, will also serve as its Principal Accounting Officer for SEC reporting purposes. Mr. Iocco, who has been at Vornado since 1999, will also assume some of the responsibilities currently performed by Mr. Theriot. Prior to becoming Executive Vice President – Chief Accounting Officer in 2015, Mr. Iocco was Senior Vice President – Financial Reporting at Vornado.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VORNADO REALTY TRUST
(Registrant)

By:	/s/ Stephen W. Theriot
	Name:	Stephen W. Theriot
	Title:	Chief Financial Officer

Date:  February 13, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VORNADO REALTY L.P.
(Registrant)

By:	VORNADO REALTY TRUST,
Sole General Partner

By:	/s/ Stephen W. Theriot
	Name:	Stephen W. Theriot
	Title:	Chief Financial Officer of Vornado Realty Trust, sole general partner of Vornado Realty L.P.

Date:  February 13, 2017

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